Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal Year 2018 Financial Results

Contact:

Deborah Stapleton

650.815.1239

deb@stapleton.com

Nov. 30, 2017 — Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD and Ultra HD video compression and image processing semiconductors, today announced financial results for its third quarter of fiscal year 2018 ended October 31, 2017.

-	Revenue for the third quarter of fiscal 2018 was $89.1 million, down 11.4% from $100.5 million in the same period in fiscal 2017. For the nine months ended October 31, 2017, revenue was $224.8 million, up 0.9 % from $222.8 million for the nine months ended October 31, 2016.

-	Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2018 was 63.6%, compared with 66.0% for the same period in fiscal 2017. For the nine months ended October 31, 2017, GAAP gross margin was 63.3%, compared with 65.8% for the nine months ended October 31, 2016.

-	GAAP net income for the third quarter of fiscal 2018 was $11.7 million, or $0.34 per diluted ordinary share, compared with GAAP net income of $29.0 million, or $0.84 per diluted ordinary share, for the same period in fiscal 2017. GAAP net income for the nine months ended October 31, 2017 was $17.6 million, or $0.51 per diluted ordinary share. This compares with GAAP net income of $39.5 million, or $1.15 per diluted ordinary share, for the nine months ended October 31, 2016.

Financial results on a non-GAAP basis for the third quarter of fiscal 2018 are as follows:

-	Gross margin on a non-GAAP basis for the third quarter of fiscal 2018 was 64.0%, compared with 66.3% for the same period in fiscal 2017. For the nine months ended October 31, 2017, non-GAAP gross margin was 63.8%, compared with 66.1% for the nine months ended October 31, 2016.

-	Non-GAAP net income for the third quarter of fiscal 2018 was $25.7 million, or $0.75 per diluted ordinary share. This compares with non-GAAP net income of $38.4 million, or $1.11 per diluted ordinary share, for the same period in fiscal 2017. Non-GAAP net income for the nine months ended October 31, 2017 was $55.6 million, or $1.61 per diluted ordinary share. This compares with non-GAAP net income of $68.4 million, or $2.00 per diluted ordinary share, for the nine months ended October 31, 2016.

Based on information available as of today, Ambarella is offering the following guidance for the fourth quarter of fiscal year 2018, ending January 31, 2018:

-	Revenue is expected to be between $68.0 million and $72.0 million

-	Gross margin on a non-GAAP basis is expected to be between 62.0 % and 63.5%

-	Operating expenses on a non-GAAP basis are expected to be between $28.5 million and $30.0 million

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information for the third fiscal quarter excludes the impact of stock-based compensation adjusted for the associated tax impact which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the third fiscal quarter of 2018 was $414.0 million, compared with $372.1 million at the end of the same quarter a year ago.

Stock Repurchase

In the third quarter of fiscal year 2018, the company repurchased a total of 269,540 shares for total consideration of approximately $12.8 million. Under the current $50 million repurchase program that was announced in June 2017 and commenced on July 1st, the company repurchased a total of 313,959 ordinary shares for total cash consideration of approximately $15.0 million. As of October 31, 2017, there was approximately $35.0 million available for repurchases under the repurchase program through June 30, 2018.

“During the quarter, we continued our solid execution in support of the development and delivery of our next generation of computer vision solutions. We met our aggressive goal of demonstrating our CV1 performance to customers and commenced sampling in the security and automotive markets,” said Fermi Wang, CEO of Ambarella. “We continue to invest in leading edge technology to expand our market opportunities, both in current markets, and in a broad range of new automotive applications,” he said.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, chief executive officer, and George Laplante, chief financial officer, to discuss the third quarter fiscal year 2018 results. The call can be accessed by dialing (877) 304-8963 in the USA; international callers should dial (760) 666-4834, Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (AMBA) is a leading developer of low-power, high-definition (HD) and Ultra HD video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, sports cameras, wearable cameras, drone cameras and automotive video processing solutions. Ambarella is currently combining advanced computer vision technology with its state-of-the-art video to enable the next generation of intelligent cameras, advanced driver assistance systems (ADAS) and autonomous vehicles. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the fourth quarter of fiscal year 2018 ending January 31, 2018, and the comments of our CEO relating to the company’s markets, ability of the company to expand its opportunities, and the ability of the company to develop and commercialize new technologies, including computer vision functionality. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive market; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2017 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our quarterly report on Form 10-Q for the third quarter of fiscal year 2018 ended October 31, 2017 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the third quarter of fiscal year 2018, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the fourth quarter of fiscal year 2018, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Revenue	$89,062	$100,490	$224,827	$222,789
Cost of revenue	32,448	34,167	82,445	76,289

Gross profit	56,614	66,323	142,382	146,500

Operating expenses:
Research and development	29,796	25,967	83,936	74,076
Selling, general and administrative	11,700	10,686	35,406	32,144

Total operating expenses	41,496	36,653	119,342	106,220
Income from operations	15,118	29,670	23,040	40,280
Other income	319	132	696	330

Income before income taxes	15,437	29,802	23,736	40,610
Provision for income taxes	3,713	757	6,145	1,150

Net income	$11,724	$29,045	$17,591	$39,460

Net income per share attributable to ordinary shareholders:
Basic	$0.35	$0.89	$0.53	$1.21

Diluted	$0.34	$0.84	$0.51	$1.15

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	33,128,761	32,670,784	33,203,432	32,552,077

Diluted	34,358,893	34,599,992	34,538,968	34,242,065

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$343	$282	$978	$773
Research and development	8,906	7,804	25,532	21,396
Selling, general and administrative	5,419	4,621	15,565	13,305

Total stock-based compensation	$14,668	$12,707	$42,075	$35,474

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
	(unaudited)
GAAP net income	$11,724	$29,045	$17,591	$39,460

Non-GAAP adjustments:
Stock-based compensation expense	14,668	12,707	42,075	35,474
Income tax effect	(686)	(3,312)	(4,043)	(6,550)

Non-GAAP net income	$25,706	$38,440	$55,623	$68,384

GAAP – diluted weighted average shares	34,358,893	34,599,992	34,538,968	34,242,065
Non-GAAP – diluted weighted average shares	34,358,893	34,599,992	34,538,968	34,242,065

GAAP – diluted net income per share	$0.34	$0.84	$0.51	$1.15
Non-GAAP adjustments:
Stock-based compensation expense	0.43	0.37	1.22	1.04
Income tax effect	(0.02)	(0.10)	(0.12)	(0.19)
Non-GAAP – diluted net income per share	$0.75	$1.11	$1.61	$2.00

The difference between GAAP and non-GAAP gross margin was 0.4% and 0.3%, or $343,000 and $282,000 for the three months ended October 31, 2017 and 2016, respectively. The difference between GAAP and non-GAAP gross margin was 0.5% and 0.3%, or $978,000 and $773,000 for the nine months ended October 31, 2017 and 2016, respectively. The difference was due to the effect of stock-based compensation.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	October 31, 2017	January 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$320,933	$322,872
Marketable securities	93,085	82,522
Accounts receivable, net	47,197	38,596
Inventories	21,097	20,145
Restricted cash	9	8
Prepaid expenses and other current assets	4,008	4,392

Total current assets	486,329	468,535

Property and equipment, net	5,666	4,988
Deferred tax assets, non-current	6,536	5,774
Intangible assets, net	15,241	4,149
Goodwill	26,601	26,601
Other non-current assets	2,214	2,224

Total assets	$542,587	$512,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	26,208	19,955
Accrued and other current liabilities	26,578	26,448
Income taxes payable	2,447	568
Deferred revenue	5,219	7,425

Total current liabilities	60,452	54,396

Other long-term liabilities	13,071	3,241

Total liabilities	73,523	57,637

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	209,161	212,276
Accumulated other comprehensive loss	(116)	(70)
Retained earnings	260,004	242,413

Total shareholders’ equity	469,064	454,634

Total liabilities and shareholders’ equity	$542,587	$512,271